EXHIBIT 99.1

Certification of Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William J. Gervais, Principal Executive Officer of Qualstar Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2003
/s/ W ILLIAM J. GERVAIS

William J. Gervais
Principal Executive Officer